EXHIBIT 1

JOINT FILING AGREEMENT

The undersigned hereby agree that the Statement on Schedule 13G filed on or about the date set forth below, and any amendments thereto, with respect to the beneficial ownership by the undersigned of shares of the common stock, par value $.0001 per share, of ORBCOMM Inc., is being filed on behalf of the undersigned in accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended.

The undersigned further agree that each party hereto is responsible for timely filing of such Statement on Schedule 13G, and any amendments thereto, and for the completeness and accuracy of the information concerning such party contained therein, provided that no party is responsible for the completeness and accuracy of the information concerning any other party, unless such party knows or has reason to believe that such information is inaccurate. The undersigned further agree that this agreement will be included as an exhibit to such joint filing.

This agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

In witness whereof, the undersigned have caused this agreement to be executed on their behalf this 31st day of July, 2007.

PCG Satellite Investments LLC

By:	CalPERS/PCG Corporate Partners, LLC, its Managing Member

	By:	PCG Corporate Partners Investments LLC, its Manager

		By:	Pacific Corporate Group Holdings, LLC, its Managing Member

By:	/s/ Timothy Kelleher
Timothy Kelleher
Managing Director

CalPERS/PCG Corporate Partners, LLC

By:	PCG Corporate Partners Investments LLC, its Manager

	By:	Pacific Corporate Group Holdings, LLC, its Managing Member

By:	/s/ Timothy Kelleher
Timothy Kelleher
Managing Director

PCG Corporate Partners Investments LLC

By:	Pacific Corporate Group Holdings, LLC, its Managing Member

By:	/s/ Timothy Kelleher
Timothy Kelleher
Managing Director

Pacific Corporate Group Holdings, LLC

By:	/s/ Timothy Kelleher
Timothy Kelleher
Managing Director